EXHIBIT 10 (a)


THIS IS AN IMPORTANT LEGAL DOCUMENT; BY SIGNING IT, YOU GIVE UP IMPORTANT RIGHTS TO SUE. YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE EFFECT OF THE RELEASE INCLUDED IN THIS DOCUMENT BEFORE ACTING ON IT. IF YOU DO NOT UNDERSTAND IT, DO NOT SIGN IT.



                 EMPLOYMENT TERMINATION AND CONSULTING AGREEMENT
                                       AND
                                 GENERAL RELEASE



     EMPLOYMENT TERMINATION and CONSULTING AGREEMENT and GENERAL RELEASE between AMREP CORPORATION, an Oklahoma corporation ("AMREP") and KABLE NEWS COMPANY, INC., an Illinois corporation (collectively, the "Company") and DANIEL FRIEDMAN ("Employee").

     WHEREAS,  Employee is a director,  officer and  employee of the Company and
Employee  and  the  Company  wish  to  arrange  for  the   termination  of  such
relationships; and

     WHEREAS, Employee and the Company desire to resolve all issues as to employment benefits to which Employee is or may be entitled now and in the future, including any and all claims which Employee has or may have arising out of Employee's employment and/or the termination thereof,


     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed as follows:
     1. Employment Termination; Resignations.

     (a) As of the close of business on October 31, 2000 (the "Termination Date"), Employee's employment by the Company will terminate for all purposes and Employee will not thereafter be entitled to receive any salary, benefits or other compensation from the Company, except as set forth herein.

     (b) Effective on the Termination Date, Employee shall cease to be a director and officer of the Company and all direct and indirect subsidiaries of the Company, and this Agreement shall constitute Employee's written resignations from all such positions. Upon request of the Company, Employee shall provide to the Company such separate signed instruments of resignation from any of such positions as the Company may request.

     2. Company Not Liable. Employee agrees and understands that nothing contained in this Agreement is an admission by the Company of any unlawful conduct whatsoever. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee in connection with his employment or the termination thereof, or that Employee has any legal rights whatsoever against the Company with respect thereto, and the Company specifically disclaims any liability to, or for wrongful acts against, Employee.

     3. Consulting Services. During the period from the Termination Date until December 31, 2001, Employee shall be available to consult with the management of the Company concerning its business for not more than 15 hours in each calendar month. Such consulting services shall be provided by Employee at such locations as shall be mutually agreeable to Employee and the Company, shall be called for upon reasonable advance notice by the Company to Employee and shall be scheduled with due regard to his other commitments. Employee has informed the Company that he has changed his primary residence from New York City to Milan, New York, and in no event shall Employee be required to travel to a location more than 100 miles from Milan, New York. Such consulting services shall be provided without payment to Employee other than as specifically provided herein. The Company shall reimburse Employee for his reasonable expenses incurred in providing such consulting services in accordance with the Company's expense reimbursement policies applicable to its senior executives.

     4. Payments to Employee. In connection with the termination of Employee's employment by the Company and in consideration of Employee's aforesaid agreement to provide consulting services and Employee's release of the Company provided for below, on January 3, 2001 the Company will pay to Employee the sum of $305,191.47, less all required withholdings for tax purposes.

     5. Purchase of Employee's AMREP Stock. Employee represents he presently owns, free and clear of all liens, claims, charges and encumbrances, 38,610 shares of AMREP common stock (the "Shares"). AMREP and Employee agree that, provided (i) Employee shall give written notice to AMREP not later than the Termination Date specifying that Employee wishes to sell the Shares, and (ii) not later than the time such notice is given Employee shall deliver to Jacobs Persinger & Parker at 77 Water Street, New York New York 10005 (x) the certificate or certificates representing the Shares, (y) Employee's irrevocable stock power covering the Shares, duly executed in blank, and (z) Employee's irrevocable instruction to deliver the same to AMREP for sale as hereinafter provided, at 10:00 A.M. on January 3, 2001, at the principal office of AMREP in New York City, Employee will sell and AMREP will purchase the Shares for a purchase price of $7.00 per Share, and at such time AMREP will make payment therefor by wire transfer to Employee's bank account specified in his aforesaid notice against delivery of the certificates and aforesaid stock power therefor. The delivery by Employee of said notice shall constitute Employee's representation and warranty to AMREP that upon such purchase and payment AMREP will acquire good title to the Shares free and clear of all liens, claims, charges and encumbrances. Upon AMREP's reasonable request Employee will provide such other instruments executed by him to confirm the foregoing and otherwise to effectuate said purchase and sale.

     6. Medical Insurance. The Company shall pay for the cost of medical insurance for Employee for the remainder of his life, but only to the extent of the coverage generally made available to Company employees and retirees under the policy of medical insurance, if any, from time to time provided by the Company, in its sole discretion and without any obligation to do so, and only if and for so long as Employee shall pay to the Company monthly an amount equal to the amount payable by officers of the Company for coverage under such policy. Should the policy of medical insurance referred to above cease to be made generally available to Company retirees, the Company will nevertheless provide coverage to Employee, but only to the extent of the coverage generally made available to Company employees under the policy of medical insurance, if any, from time to time provided by the Company for its employees and only for so long as Employee shall pay to the Company monthly an amount equal to the full amount payable by the Company for such coverage.

     7. Transfer of Automobile Lease. Effective as of the Termination Date Kable News Company, Inc. ("Kable") shall assign to Employee, and Employee shall assume the obligations of Kable under, the lease dated November 20, 1998 between Kable and Mercedes Benz Credit Company covering a Mercedes station wagon VIN # WDBJH82FXXX016476. Each such party shall execute and deliver to the other such agreements and instruments as the other shall reasonably require to effectuate such assignment and assumption. The parties shall use their best efforts to obtain a release to Kable from Mercedes Benz Credit Company and, if such a release is not obtained, shall enter into other arrangements to protect Kable from any liability with respect to such lease.

     8. Additional Consideration. Employee understands and agrees that the agreements of and payments by the Company provided for herein represent consideration to Employee over and above anything else of value which Employee already is entitled to receive from the Company. Without limiting the generality of the foregoing, Employee represents that (i) no executive of Kable News Company, Inc. and (ii) to his best knowledge no executive of AMREP or any other subsidiary of AMREP has received upon termination of his or her employment severance compensation of more than one week's salary for each year of employment except in situations where the employee gave the employing entity and/or AMREP a release from claims arising out of his or her employment or the termination of the employment.

     9. Employee's Release of the Company. In consideration of the agreements of and payments by the Company provided for herein and other terms of this Agreement, subject to the provisions of this Agreement Employee for himself and his heirs and assigns hereby releases and discharges the Company and its successors, subsidiaries, affiliates and assigns, and its present and former shareholders, officers, directors, agents, and employees, from all actions, suits, liabilities, charges, claims and causes of action, known or unknown, fixed or contingent, that Employee has, or may have, arising out of Employee's employment or termination from employment, whether before courts, administrative agencies, or other forums wherever situated, including, but not limited to, all claims for wages, overtime premiums, holiday pay, pay for personal days, pay for unused sick, absence, or vacation days, compensatory time, and any other pay for time worked and leave of any kind to which Employee is or may be entitled, and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers' Benefit Protection Act (the "ADEA"), the Equal Pay Act of 1963, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Act, as amended, the New York Human Rights Law, and the various other federal state and local civil rights acts involving discrimination on the basis of age, race, sex, sexual orientation, religion, disability, national origin and marital status, and all claims under express or implied contract theories.

     10. Certain Claims not Released. This Agreement does not release or waive any claims by Employee:

         (a)      for rights arising under this Agreement;

         (b) for salary and benefits payable to Employee in the ordinary course through the Termination Date;

         (c) for worker's compensation to which Employee may be entitled in respect of any job-related injury which occurred prior to the Termination Date;

         (d) for accrued Social Security benefits to which Employee may become entitled under applicable law;

         (e) for indemnification (as an officer and/or director) for job-related, third-party claims arising prior to the Termination Date;

         (f) with respect to any rights or claims that may arise under the ADEA after the date on which Employee signs this Agreement; or

         (g) which are unknowable to the Employee on the date hereof and arise out of some past act of the Company unknown to the Employee.

     11. EEOC Enforcement. It is understood that this Agreement may not affect the rights and responsibilities of the Equal Employment Opportunity Commission ("EEOC") to enforce the ADEA, or be used to justify interfering with the protected right of an employee to file a charge or participate in an investigation or proceeding conducted by the EEOC under the ADEA.

     12. Employee's Confidentiality and Noncompetition Agreements.

     (a) Employee acknowledges that during his employment with the Company he has had and while acting as a consultant for the Company hereunder he may have access to confidential information regarding the Company and that he will not, during or subsequent to his employment, divulge, furnish, or make accessible to any person (other than with the prior written consent of the Board of Directors of AMREP) any such confidential information or plans of the Company. However, confidential information or plans shall exclude information or plans which: (i) at the time of disclosure already are in the public domain or which, after disclosure, are published or otherwise become part of the public domain through no fault of the Employee; (ii) Employee can show was in his possession at the time of the Company's disclosure to Employee and was not acquired, directly or indirectly, from the Company or from a third party under an obligation of confidence; or (iii) Employee can show were received by Employee after the time of the Company's disclosure from a third party who did not require Employee to hold it in confidence.

     (b) Employee agrees that during the Consulting Period he will not (i) engage directly or indirectly, whether individually, or as a shareholder, partner, officer, director, sales representative, employee or consultant of any business organization, in activities which are competitive with any business owned or operated or being actively considered to be owned or operated by the Company or any subsidiary or affiliate of the Company (a "Designated Business");
(ii) divert to any competitor of the Company or any subsidiary in a Designated Business any customer of the Company or a subsidiary; (iii) solicit or encourage any officer, employee, or consultant of the Company or any subsidiary to leave its employ; or (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any other person, which candidate was, to Employee's knowledge, either called upon by the Company or any subsidiary or with respect to which the Company or any subsidiary made an acquisition analysis for the purposes of acquiring such entity. It is understood, however, that Employee may consult with publishers.

     (c) The parties hereto acknowledge that Employee's noncompetition obligations hereunder will not preclude Employee from owning less than 1% of the common stock of any publicly traded corporation conducting business activities in a Designated Business. If at any time the provisions of this Section 12 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 12 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Employee agrees that this Section 12 as so amended will be valid and binding as though any invalid or unenforceable provision had not been included herein.

     13. Employee's Review and Signature.

     (a) Employee acknowledges he was first given a copy of this Agreement on July 28, 2000. Employee will have a period of 21 days from the date Employee was first given a copy of this Agreement in which to carefully study and consider the terms of this Agreement. During this consideration period Employee is advised to talk to an attorney about this Agreement and what it means to Employee.

     (b) If at any time on or before the 21st day after the day Employee was first given a copy of this Agreement, Employee decides to accept the terms of this Agreement, Employee should date and sign the "Employee's Acceptance" on page 10 of this Agreement, and return the signed copy to AMREP at 641 Lexington Avenue, New York, New York 10022, attention of: Peter M. Pizza, Secretary, so that it is received by the Company no later than 25 days after the day Employee was first given a copy of this Agreement.

     (c) If Employee has spoken to an attorney about this Agreement, Employee should also have that attorney complete the "Attorney's Statement" which appears at the end of this Agreement.

     14. Cancellation on Employee's Failure to Sign. If Employee has not signed and returned a copy of this Agreement prior to the close of business on the 25th day after Employee was first given a copy of this Agreement, or if Employee cancels this Agreement as provided in Section 15, then the Company's proposed undertakings in this Agreement shall be automatically withdrawn and canceled and it will be as if the Company had never made such proposed undertakings.

     15. Effectiveness of Agreement; Employee's Right to Cancel.

     (a) This Agreement will not become effective or enforceable until 12:01 A.M. on the tenth (10th) day after the Company has received a copy of this Agreement signed by Employee. That day and time is called the "Effective Date".

     (b) UNTIL THE EFFECTIVE DATE, EMPLOYEE HAS THE LEGAL RIGHT UNDER FEDERAL LAW TO CANCEL THIS AGREEMENT. THE FACT THAT EMPLOYEE HAS SIGNED AND RETURNED THIS AGREEMENT TO THE COMPANY WILL NOT PREVENT EMPLOYEE FROM CANCELING THIS AGREEMENT PRIOR TO THE EFFECTIVE DATE.

     (c) If Employee decides to cancel this Agreement, Employee may do so by notifying AMREP in writing not later than the Effective Date at the following address:

                           641 Lexington Avenue
                           New York, New York 10022
                           Att: Peter M. Pizza, Secretary


If Employee cancels by mail or telegram, Employee must send the notice no later than the Effective Date.

     (d) IF EMPLOYEE HAS SIGNED AND RETURNED A COPY OF THIS AGREEMENT AND EMPLOYEE DOES NOT GIVE THE COMPANY A WRITTEN CANCELLATION NOTICE PRIOR TO THE EFFECTIVE DATE, THIS AGREEMENT WILL BECOME BINDING ON EMPLOYEE.

     16. Notices. Notices under this Agreement shall be in writing and shall be hand delivered or sent by certified mail, return receipt requested, or by established overnight delivery service:



          If to the Company at - AMREP Corporation
                                                   641 Lexington Avenue
                                                   New York, New York 10022
                                                   Att: Peter M. Pizza

                                                                       and

          If to Employee at    - 1460 Jacksons Corner Road
                                                   Milan, New York 12571


or to such other address as either the Company or Employee shall specify to the other by like notice.

     17. Entire Agreement; Amendments. This Agreement is the entire agreement between Employee and the Company with respect to all matters relating to the termination of Employee's employment by the Company. The terms of this Agreement may only be altered by a writing signed by Employee and the Company.

     18. Governing Law. This Agreement shall be deemed to have been made within the County of New York, State of New York, and shall be interpreted and construed enforced in accordance with the laws of the State of New York and before the Courts of the State of New York, County of New York.

                                  AMREP CORPORATION

                                  By:/s/ Edward B. Cloues, II
                                  Name:  Edward B. Cloues, II
                                  Title: Chairman





                                  KABLE NEWS COMPANY, INC.

                                  By:/s/ Mohan Vachani
                                  Name:  Mohan Vachani
                                  Title: Vice President


                                  Dated:  July 28, 2000

Copy received July 28, 2000

/s/ Daniel Friedman
Daniel Friedman



                       EMPLOYEE'S AGREEMENT AND ACCEPTANCE


     I hereby acknowledge that I have had the opportunity to consider the terms of the above Employment Termination and Consulting Agreement and General Release for a period of 21 days. I have carefully read and studied said Agreement and I fully understand its terms and the terms of the release of claims contained therein and the consequences to me of my acceptance of said Agreement and giving of such release. I hereby accept and agree to the terms of said Agreement and the release, voluntarily and of my own free will.

                                                     AGREED TO AND ACCEPTED:



                                            /s/ Daniel Friedman

                                            Daniel Friedman

                                            Dated: July 31   , 2000